Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS

Expands Pennsylvania Operations With Acquisition
Of Helping Hands Home Care

Frisco, Texas (August 4, 2025) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter and six months ended June 30, 2025.

Second Quarter 2025 Highlights:

●	Net Service Revenues Grow 21.8% to $349.4 Million
●	Net Income of $22.1 Million, or $1.20 per Diluted Share
●	Adjusted Net Income per Diluted Share Increases 10.4% year-over-year to $1.49
●	Adjusted EBITDA Increases 24.5% year-over-year to $43.9 Million
●	Cash Flow from Operations of $22.5 Million
●	Completed acquisition of Helping Hands Home Care

Overview

Net service revenues were $349.4 million for the second quarter of 2025, a 21.8% increase compared with $286.9 million for the second quarter of 2024. Net income was $22.1 million for the second quarter of 2025 compared with $18.1 million for the second quarter of 2024, while net income per diluted share was $1.20 compared with $1.10 for the same period a year ago. Adjusted EBITDA increased 24.5% to $43.9 million for the second quarter of 2025 from $35.3 million for the second quarter of 2024. Adjusted net income was $27.3 million for the second quarter of 2025 compared with $22.3 million for the prior-year period, while adjusted net income per diluted share was $1.49 compared with $1.35 for the second quarter of 2024. Adjusted net income per diluted share for the second quarter of 2025 excludes acquisition expenses of $0.11 and stock-based compensation expense of $0.18 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first six months of 2025, net service revenues increased 21.0% to $687.2 million from $567.7 million for the prior-year period. Net income was $43.3 million for the first six months of 2025 compared with $33.9 million for the same period in 2024, and net income per diluted share was $2.36 compared with $2.06 per diluted share. Adjusted EBITDA increased 24.7% to $84.5 million for the first six months of 2025 from $67.7 million for the first six months of 2024. Adjusted net income was $53.3 million for the first six months of 2025 compared with $42.1 million for the first six months of 2024, while adjusted net income per diluted share was $2.91 compared with $2.56 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus delivered another strong financial and operating performance for the second quarter of 2025, as we continued to execute our strategy with consistent and favorable results. Notably, our net service revenue for the second quarter of 2025 was up 21.8% year-over-year, and adjusted EBITDA increased 24.5% over the same period last year. These results reflect solid organic growth and include the additional revenue from the personal care operations of Gentiva, which we acquired on December 2, 2024. We continue to see robust demand for our services, reflecting the growing recognition of the value and cost-effectiveness of home-based care. With our proven operating model across the continuum of care and expanding scale in key markets, Addus is well positioned to meet this demand and continue to capitalize on additional growth opportunities.

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

“Our personal care segment, which accounted for 77.0% of our business, was a key contributor to our growth with a 7.4% organic revenue increase on a same-store basis over the second quarter last year. These results were driven by volume growth, as well as the support of state rate increases, including Illinois, our largest state for personal care services. We also benefitted from continued strong hiring trends, allowing us to meet demand for our services. Our dedicated caregivers are the face of Addus in the home and community, and we have continued to invest in systems and tools that support both hiring and retention, including a more efficient care scheduling platform to coordinate demand with caregiver availability, which also translates to more consistent care for the patients and families we serve.

“Our hospice care segment accounted for 17.8% of our business and delivered 10.0% organic revenue growth over the second quarter of 2024. We are pleased with the improving trends in this business segment with each of average daily census, patient days and revenue per patient day moving higher compared with the same period last year. These results reflect our operational changes in the hospice care segment, and we look forward to additional opportunities to expand this important area of care. Our home health services accounted for 5.2% of total revenue for the second quarter. While this represents our smallest business segment, we believe our home health operations provide an important clinical partner to our personal care and hospice care segments, allowing us to provide access to the appropriate care type and setting when it is needed.”

Acquisitions Support Continued Growth

The Company also announced it acquired Helping Hands Home Care Service, Inc. (“Helping Hands”) for a purchase price of $21.3 million on August 1, 2025. With three locations in western Pennsylvania, Helping Hands offers a continuum of home-based care, primarily in personal care services and including home health and hospice services. Helping Hands has annualized revenues of approximately $16.7 million and over 500 employees serving approximately 600 patients a day.

Allison added, “Acquisitions remain an integral part of our growth strategy, and we are pleased to welcome Helping Hands to the Addus family. This transaction is aligned with our strategy of offering all three levels of care in the states where we operate. Helping Hands has a strong market presence and excellent reputation in the western Pennsylvania communities, providing quality, compassionate care that allows more patients to stay in the preferred home setting. We anticipate a smooth integration of our combined Pennsylvania operations and look forward to working together with the Helping Hands team to expand our coverage and capabilities.”

Cash and Liquidity

As of June 30, 2025, the Company had cash of $91.2 million and bank debt of $173.0 million, with capacity and availability under its revolving credit facility of $635.6 million and $454.6 million, respectively. Net cash provided by operating activities was $22.5 million for the second quarter of 2025.

“We are well positioned with a conservative balance sheet and have continued to use our strong cash flow from operations in 2025 to pay down debt, allowing us greater flexibility in our capital allocation as we evaluate and pursue additional strategic acquisitions. As always, we maintain a disciplined approach to evaluating potential acquisitions, and this strategy has served us well in finding the right opportunities for Addus with a solid record of deriving value from our acquired operations. While our priority is to deploy our capital for acquisitions, we also continue to invest in our business, adding technologies that support our operations and enhance the work of our caregivers.

Looking Ahead

“We are pleased with the trends in our business through the first half of 2025, as we continue to extend our market reach and meet the growing demand for our home-based care services. We are proud of the important work we are doing, with a proven and scalable operating model that supports a vital need for quality, compassionate care for more patients and families in the preferred home setting. We have a dedicated team of caregivers who support our mission and continue to provide outstanding care and support through the services we provide across our markets. We remain focused on delivering value to both the communities we serve and our shareholders, and we look forward to the opportunities ahead for Addus in 2025,” concluded Allison.

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, and the gain or loss on the sale of assets. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, and the gain or loss on the sale of assets. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expense, stock-based compensation expense, and gain or loss on the sale of assets. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, August 5, 2025, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on August 12, 2025, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 7482952.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,000 patients and consumers through 260 locations across 23 states. For more information, please visit www.addus.com.

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(amounts and shares in thousands, except per share data)
(Unaudited)

Income Statement Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024

Net service revenues	$349,443	$286,922	$687,151	$567,668
Cost of service revenues	235,566	193,764	465,597	386,333

Gross profit	113,877	93,158	221,554	181,335
	32.6%	32.5%	32.2%	31.9%
General and administrative expenses	77,077	63,576	150,297	124,639
Depreciation and amortization	3,913	3,401	7,856	6,870
Total operating expenses	80,990	66,977	158,153	131,509

Operating income	32,887	26,181	63,401	49,826

Total interest expense, net	2,942	1,640	6,458	3,975

Income before income taxes	29,945	24,541	56,943	45,851
Income tax expense	7,893	6,462	13,663	11,942

Net income	$22,052	$18,079	$43,280	$33,909

Net income per diluted share:	$1.20	$1.10	$2.36	$2.06

Weighted average number of common shares outstanding:
Diluted	18,332	16,498	18,340	16,449

Cash Flow Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024

Net cash provided by operating activities	$22,529	$18,813	$41,478	$57,491
Net cash provided by (used in) investing activities	1,695	3,548	317	1,798
Net cash provided by (used in) financing activities	(30,002)	74,225	(49,530)	49,225

Net change in cash	(5,778)	96,586	(7,735)	108,514
Cash at the beginning of the period	96,954	76,719	98,911	64,791
Cash at the end of the period	$91,176	$173,305	$91,176	$173,305

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,
	2025	2024

Assets

Current assets
Cash	$91,176	$173,305
Accounts receivable, net	140,098	109,195
Prepaid expenses and other current assets	31,771	12,488

Total current assets	263,045	294,988

Property and equipment, net	24,441	23,381

Other assets
Goodwill	969,824	663,851
Intangible assets, net	105,656	88,398
Operating lease assets	45,965	44,145
Other long-term assets	-	1,791
Total other assets	1,121,445	798,185

Total assets	$1,408,931	$1,116,554

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$15,687	$20,188
Accrued payroll	68,441	55,102
Accrued expenses	33,054	35,633
Operating lease liabilities - current portion	12,969	11,224
Government stimulus advance	7,927	13,000
Accrued workers compensation	13,305	12,385
Total current liabilities	151,383	147,532

Long-term debt, less current portion, net of debt issuance costs	169,059	-
Long-term lease liability, less current portion	40,223	38,359
Deferred tax liabilities, net	26,287	8,793
Other long-term liabilities	125	215
Total long-term liabilities	235,694	47,367

Total liabilities	387,077	194,899

Total stockholders' equity	1,021,854	921,655

Total liabilities and stockholders' equity	$1,408,931	$1,116,554

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Net Service Revenue by Segment
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net Service Revenues by Segment

Personal Care	$269,183	$212,817	$527,469	$420,820
Hospice	62,212	56,030	123,649	111,893
Home Health	18,048	18,075	36,033	34,955
Total Revenue	$349,443	$286,922	$687,151	$567,668

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024

Personal Care

States served at period end	-	-	23	21
Locations at period end	-	-	199	153
Average billable census - same store	36,049	37,993	35,999	37,854
Average billable census - acquistions (1)	14,355	-	14,443	-
Average billable census total	50,404	37,993	50,442	37,854
Billable hours (in thousands)	10,558	7,732	20,760	15,322
Average billable hours per census per month	69.8	67.7	68.6	67.4
Billable hours per business day	162,436	118,956	160,927	117,862
Revenues per billable hour	$25.49	$27.47	$25.41	$27.41
Organic growth
- Revenue	7.4%	8.8%	7.4%	9.3%

Hospice

Locations served at period end	-	-	38	38
Admissions	3,260	3,194	6,734	6,666
Average daily census	3,720	3,477	3,618	3,418
Average discharge length of stay	90.6	92.6	94.1	91.1
Patient days	338,505	316,451	654,824	622,081
Revenue per patient day	$184.92	$179.47	$189.42	$181.10
Organic growth
- Revenue	10.0%	6.3%	9.9%	6.1%
- Average daily census	7.0%	1.7%	5.8%	0.4%

Home Health

Locations served at period end	-	-	23	23
New Admissions	4,568	4,933	9,276	9,820
Recertifications	2,833	3,277	5,815	6,445
Total Volume	7,401	8,210	15,091	16,265
Visits	94,692	111,053	189,285	217,984
Organic growth
- Revenue	(6.0)%	1.6%	(2.5)%	(7.1)%
- New admissions	(7.6)%	9.4%	(5.6)%	2.3%
- Volume	(10.0)%	6.9%	(7.3)%	1.7%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	51.4%	53.1%	51.4%	52.5%
Managed care organizations	45.3	44.2	45.3	44.8
Private duty	2.7	1.7	2.7	1.8
Commercial	0.5	0.7	0.5	0.7
Other	0.1%	0.3%	0.1%	0.2%

Hospice

Medicare	93.0%	91.2%	92.7%	91.0%
Commercial	3.2	5.1	3.5	5.3
Managed care organizations	3.2	3.4	3.3	3.3
Other	0.6%	0.3%	0.5%	0.4%

Home Health

Medicare	69.4%	69.3%	69.7%	69.2%
Managed care organizations	23.6	25.9	22.4	26.0
State, local and other governmental programs	4.4	0.2	5.2	0.2
Commercial	2.2	4.2	2.3	4.1
Other	0.4%	0.4%	0.4%	0.5%

(1) The average billable census and average billable hours per census per month for the six months ended June 30, 2025 were prorated for the date of the acquisition.

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(Unaudited) (1)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$22,052	$18,079	$43,280	$33,909

Interest expense, net	2,942	1,640	6,458	3,975
(Gain) on sale of assets	(1)	(5)	(8)	(5)
Income tax expense	7,893	6,462	13,663	11,942
Depreciation and amortization	3,913	3,401	7,856	6,870
Acquisition expenses	2,708	2,864	5,660	5,575
Stock-based compensation expense	4,421	2,856	7,591	5,474
Adjusted EBITDA	$43,928	$35,297	$84,500	$67,740

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$22,052	$18,079	$43,280	$33,909

(Gain) on sale of assets	(1)	(5)	(8)	(5)
Acquisition expenses	2,708	2,864	5,660	5,575
Stock-based compensation expense	4,421	2,856	7,591	5,474
Tax Effect	(1,872)	(1,506)	(3,178)	(2,876)

Adjusted Net Income	$27,308	$22,288	$53,345	$42,077

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.20	$1.10	$2.36	$2.06

Acquisition expenses per diluted share	0.11	0.13	0.23	0.25
Stock-based compensation expense per diluted share	0.18	0.12	0.32	0.25

Adjusted net income per diluted share	$1.49	$1.35	$2.91	$2.56

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$349,443	$286,922	$687,151	$567,668

Revenues associated with the closure of certain sites	-	(57)	(13)	(151)

Adjusted net service revenues	$349,443	$286,865	$687,138	$567,517

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ADUS Announces Second Quarter 2025 Financial Results

August 4, 2025

Footnotes:

(1) We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense and gain or loss on the sale of assets.  Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.  Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company's operating performance, to provide investors with insight and consistency in the Company's financial reporting and to present a basis for comparison of the Company's business among periods, and to facilitate comparison with results of the Company's peers.  Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies.  The financial results presented in accordance with U.S GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2) We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, and gain on the sale of assets.   Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3) We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and  gain or loss on the sale of assets.  Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4) We define Adjusted net service revenues as revenue adjusted for the closure of certain sites.  Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.